                        SUBORDINATED COMMERCIAL TERM NOTE

$89,170                                                           April 30, 2007

     For value received, CONVERTED ORGANICS INC, a Massachusetts limited liability company, (the "Borrower") hereby promises to pay to the order of Edward J. Gildea SEP IRA Account No. 4039-8625 ("Lender"), at the office of the Lender located at Charles Schwab & Co. Inc., Alternative Investments Department, 211 Main Street, San Francisco, CA 94105, or at such other address as the holder hereof may designate, the principal sum of EIGHTY NINE THOUSAND ONE HUNDRED AND SEVENTY THOUSAND 00/100 ($89,170.00) DOLLARS, payable on the earlier of the last day of the month that is the first month the Borrower is permitted to repay debt under the terms of the Borrower's guaranty of the indebtedness of Converted Organics of Woodbridge LLC (a wholly owned subsidiary of Borrower) or twenty four months after the date the Note is executed by the Borrower and the funds are advanced by Lender, (the "Maturity Date"). If not sooner paid all principal and interest due hereunder and all other amounts due to the Lender shall be paid on the Maturity Date.

     The interest on the unpaid balance shall accrue during the term of the note and shall be payable on the dates provided above and is to be computed on the basis of a three hundred sixty-five (365) day year and actual days at an annual rate per year of twelve (12) percent.

     In the event a payment hereunder is due on a Saturday, Sunday or legal holiday, payment shall be due on the succeeding business day.

     Borrower may prepay this Note in whole or in part, at any time, without penalty or premium. Any such prepayment shall be credited first to the payment of accrued interest to the date of the prepayment and then to the unpaid principal installments of this Note in the inverse order of their maturity.

     Each of the following shall constitute an Event of Default hereunder:

          (a) If the Borrower shall fail to make any payment due under the terms of this Note within one (1) day of the date it becomes due; or

          (b) If the Borrower shall be in default of or fail to keep and perform any of the agreements or provisions contained in this Note or in any other instrument, document, mortgage or agreement that may now or hereafter evidence, govern or secure this Note; or

          (c) If the Borrower shall have a petition in bankruptcy filed against it; or

          (d) If the Borrower shall file a voluntary petition in bankruptcy; or

          (e) If the Borrower shall become insolvent or have its business fail;

then, and in any such event, the entire principal sum and accrued interest shall at once become due and payable without notice at the option of the Lender or other Holder of this Note. Failure to exercise this option or any other option of the Lender or other Holder granted in any other loan documents that secure this Note to accelerate repayment of said principal and accrued interest shall not constitute a waiver of the right to exercise the same at a subsequent time so long as such default remains uncured, nor shall the same constitute a waiver of the right to exercise any such option, in the event of any subsequent default. The rights, remedies and options of the Lender or other Holder to declare the entire principal and accrued interest immediately due and payable as provided in this Note shall be in addition to all other rights, remedies and options of the Lender or other Holder to declare said principal and accrued interest immediately due and payable, as provided in any other loan documents that secure this Note.

     Borrower agrees to pay all taxes levied or assessed upon the outstanding principal against any holder of this Note and to pay all costs, including attorneys' fees, costs relating to the appraisal and/or valuation of assets and all other costs and expenses incurred in the collection, protection, preservation, defense, administration or enforcement of this Note or endorsement of this Note or in any litigation arising out of the transactions of which this Note or endorsement of this Note is a part.

     THE LENDER AND THE BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE LENDER OR THE BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE.

     BORROWER (1) ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION AND (2) TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW, WAIVES THE RIGHT TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF THIS NOTE TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES SAID HOLDER, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OF ANY OF ITS PROPERTY, AT ANY TIME, PRIOR TO FINAL JUDGEMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE. The Borrower further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations, and agree that the time for payment of this Note may be changed and extended at Lender's sole discretion, without impairing their liability hereon, and further consent to the release of all or any part of the security for the payment hereof at the discretion of Lender, or the release of any party liable for this obligation without affecting the liability of the other parties hereto. Any delay on the part of the Lender in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.

     If any provision of this Note shall, to any extent, be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected.

     This Note shall bind the heirs, executors, administrators, successors and assigns of Borrower and shall inure to the benefit of the Lender, his successors and assigns.

     This Note is executed in and shall be governed by the laws of the Commonwealth of Massachusetts.

     THIS NOTE IS SUBORDINATED TO THE TERMS AND CONDITIONS OF THE GUARANTY, DATED FEBRUARY 16, 2007 OF THE BORROWER TO THE NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, A BODY POLITIC, UNDER WHOSE AUTHORITY CONVERTED ORGANICS OF WOODBRIDGE LLC ISSUED AND SOLD A $17.5 MILLION DOLLAR SOLID WASTE RECYCLING BOND AND TO OPPENHEIMERFUNDS A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEW YORK THE PURCHASER OF THE BOND WHO HAS CONSENTED TO THIS TRANSACTION.

                                        Converted Organics Inc


                                        By: /s/ David Allen
                                            ------------------------------------
                                            David Allen
                                            Its CFO
                                            Duly Authorized


                                       -3-